UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2018

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures set forth in Item 2.03 are incorporated by into this Item 1.01 by reference.

ITEM 2.03 CREATION  OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 26, 2018 and May 6, 2018, Parallax Health Sciences, Inc., a Nevada corporation (the “Company”), issued 12% senior secured convertible promissory notes (the “Notes”) to a related party (the “Holders”) in the aggregate principal sum of $337,750 pursuant to certain note and purchase agreements (the “Note and Purchase Agreement”). The Company and the Holders entered into an Exchange Agreement (the “Exchange Agreement”) and Letter Agreement (the “Letter Agreement”) in order to exchange the Notes with a Debenture, a form of which is attached hereto (the “Debentures”). The Holders agreed to extend the maturity date of the Debentures to February 28, 2019 (the “Maturity Date”). The effective date of the Debentures is November 14, 2018 (the “Issuance Date”). The Company agreed to increase the total principal amount owed under the Notes by $90,382. The Holders shall have the right, at its option, to convert the principal sum and any accrued interest, in whole or part, into shares of the Company’s common stock at any time on or before the Maturity Date. The conversion price shall be equal to either; (i) if no Event of Default (as defined in the Debenture) and the date of conversion is prior to the date that is 120 calendar days after the Effective Date (defined in the Debenture), $0.10, or (ii) if an Event of Default has occurred or the date of conversion is on or after the date that is 120 calendar days after the Effective  Date, the lesser of (a) $0.10 or (b) 70% of the second lowest traded price (as reported by Bloomberg LP) of the common stock for the 20 trading days immediately preceding the date of the date of conversion of the Debenture. The Debentures may be redeemed at any time at an amount equal to: 110% of the outstanding principal and accrued and unpaid interest if paid within 90 days of the initial Issuance Date, 120% of the outstanding principal and accrued and unpaid interest if paid between 91 days and 120 days from the Issuance Date, 140% of the outstanding principal and accrued and unpaid interest if paid after the 121st day from the Issuance Date.

A form of the Debentures, the Letter Agreements and the Exchange Agreements is attached to the Current Report on Form 8-K filed with the SEC on January 7, 2019, as exhibits 4.1, 10.1, and 10.2, respectively, and incorporated herein by reference. The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to the exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 2.03 are incorporated by into this Item 3.02 by reference. The issuance of the Notes and Warrants were made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was no public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: January 18, 2019	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer